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                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF CHILES OFFSHORE LLC

NAME                                                         JURISDICTION
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Chiles Offshore Finance Corp.                                Delaware
Chiles Columbus LLC                                          Delaware
Chiles Magellan LLC                                          Delaware
Chiles Tonala LLC                                            Delaware
Chiles Discovery LLC                                         Delaware

None of Chiles Offshore Finance Corp., Chiles Columbus LLC, Chiles Magellan LLC, Chiles Tonala LLC or Chiles Discovery LLC has any subsidiaries.